UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 8, 2019

Date of report (Date of earliest event reported)

NUVERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, Minnesota 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or  Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company  Yes ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 8.01

OTHER EVENTS.

Revised A-CAM Payments

In its Form 10-Q for the quarter ended September 30, 2016, Nuvera Communications, Inc. (formerly “New Ulm Telecom, Inc.”) (the “Company”) disclosed that it had elected the Alternative Connect America Cost Model (“A-CAM”) support for its Minnesota and Iowa operations, replacing its former interstate common line support. The new A-CAM funding model became effective for the Company on January 1, 2017. Under the A-CAM program, the Company was entitled to receive A-CAM support payments for ten years in exchange for meeting defined broadband build-out requirements. At the time of the Company’s election, the Federal Communications Commission (“FCC”) had not yet determined the final award numbers.

Consistent with its Form 10-Q disclosure, the Company notified the FCC that it would participate in the A-CAM program. Under the Report that accompanied the FCC December 20, 2016 Public Notice, the Company was entitled to receive annually (i) $391,896 for its Iowa operations and (ii) $6,118,567 for its Minnesota operations. Under the A-CAM Program, the Company was required to use the annual $6.5 million that it received through the A-CAM program to meet its defined broadband build-out obligations.

On May 7, 2018, the FCC issued Public Notice DA 18-465, which contained revised offers of A-CAM support and associated revised service deployment obligations (“2018 A-CAM).  In a Form 8-K filed on May 23, 2018, the Company disclosed that its Board of Directors authorized and directed the Company to accept the FCC’s 2018 A-CAM support and the revised associated service deployment obligations. Under the FCC’s 2018 A-CAM offer Notice, the Company was entitled to annually receive (i) $489,870 for its Iowa operations, which is a $97,974 increase per year from original A-CAM Program and (ii) $7,648,208 for its Minnesota operations, which is a $1,529,641 increase per year from original A-CAM Program. The Company will use the additional support that it receives through the A-CAM program to continue to meet its defined broadband build-out obligations. The revised 2018 A-CAM support offer payments began in the 2018 third quarter.

On February 25, 2019, the FCC issued Public Notice DA 19-115, which contained revised offers of A-CAM support and associated revised service deployment obligations (“2019 A-CAM”). On February 27, 2019, the Company’s Board of Directors authorized and directed the Company to accept the FCC’s 2019 A-CAM Program and the revised associated service deployment obligations. Under the FCC 2019 A-CAM Program, the Company will be entitled to annually receive (i) $596,084 for its Iowa operations, which was a $106,214 increase per year from the 2018 A-CAM Program and (ii) $8,354,481 for its Minnesota operations, which was a $706,273 increase per year from the 2018 A-CAM Program. The Company will receive the revised A-CAM offer over the next 10 years starting in 2019. The Company will use the additional support that it receives through the 2019 A-CAM program to continue to meet its defined broadband build-out obligations, which the Company is currently completing. A letter of acceptance to elect the revised 2019 A-CAM support was filed by the Company with the FCC on March 8, 2019.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1 Press release dated March 11, 2019.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 contains certain safe harbor provisions regarding forward-looking statements. This Report on Form 8-K may include forward-looking statements. These statements may include, without limitation, statements with respect to anticipated future operating and financial performance, growth opportunities and growth rates, acquisition and divestiture opportunities, business strategies, business and competitive outlook, and other similar forecasts and statements of expectation. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “targets”, “projects”, “will”, “may”, “continues”, and “should”, and variations of these words and similar expressions, are intended to identify these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from such statements.

Because of these risks, uncertainties and assumptions and the fact that any forward-looking statements made by us and our management are based on estimates, projections, beliefs and assumptions of management, they are not guarantees of future performance and you should not place undue reliance on them. In addition, forward-looking statements speak only as of the date they are made, which is the filing date of this Form 8-K. With the exception of the requirements set forth in the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvera Communications, Inc.

Date: March 11, 2019	By: /s/Bill Otis Bill Otis President and Chief Executive Officer

3